Exhibit 99.1

Hatteras Financial Corp. Announces First Quarter 2012 Financial Results

WINSTON-SALEM, N.C.--(BUSINESS WIRE)--April 24, 2012--Hatteras Financial Corp. (NYSE: HTS) (“Hatteras” or the “Company”) today announced financial results for the quarter ended March 31, 2012.

First Quarter 2012 Highlights

  Completed an equity offering of approximately $539 million in net proceeds
  Generated net income of $0.89 per weighted average share
  Declared a $0.90 per share common dividend
  Quarter end book value of $27.30 per share
  Earned a net return on average equity of 13.12%
  Realized an average net interest spread of 1.58%
  Weighted average constant prepayment rate of 19.6%
  Annualized total expense ratio of 0.98% of average shareholders’ equity

First Quarter 2012 Results

During the quarter ended March 31, 2012, the Company earned net income of $69.3 million or $0.89 per diluted common share, compared to net income of $70.6 million, or $0.92 per diluted common share, during the quarter ended December 31, 2011. Net interest income for the quarter ended March 31, 2012 was $72.0 million, compared to $72.5 million for the quarter ended December 31, 2011, reflecting the lower average portfolio size during the first quarter. The net interest margin increased slightly to 1.58% for the first quarter of 2012 from 1.56% in the fourth quarter of 2011. The Company’s average repurchase agreement (“repo”) rate was 0.35% in the first quarter of 2012, down from 0.37% in the fourth quarter of 2011, on all outstanding short-term (less than 90 days) repo positions. The annualized cost of funds on average liabilities (including hedges) was 1.03% in the first quarter of 2012, compared to 1.04% in the fourth quarter of 2011. Operating expenses were $5.2 million for the first quarter of 2012 versus $4.7 million for the fourth quarter of 2011. The annualized expense ratio increased slightly to 0.98% of shareholder’s equity for the current quarter from 0.93% in the fourth quarter of 2011.

“We are very pleased that Hatteras was once again able to provide an attractive cash return to our shareholders, providing a nice counter to today’s low yield and volatile investing universe. We maintained a defensive portfolio with slightly less leverage during the quarter, which helped position us for the back-up in interest rates during March,” said Michael R. Hough, the Company’s Chief Executive Officer. “We also completed a successful equity raise late in the quarter to help us prolong and protect the earnings stream we’ve built over the past four years. We invested the proceeds at accretive margins and meaningfully extended the interest rate swaps book that hedges our interest rate risk. The timing of the offering was beneficial to both our current and new shareholders as the yield curve has since settled back near its lows. We believe the value in our company lies in the defensive duration relationship we have set up between a large hybrid adjustable-rate mortgage-backed securities portfolio and our liability book, not just today, but for the future of this cycle as well.”

Dividend

The Company declared a dividend of $0.90 per share of common stock with respect to the quarter ended March 31, 2012, which equaled the $0.90 per share dividend for the quarter ended December 31, 2011. Using the closing share price of $27.90 on March 31, 2012, the first quarter dividend equates to an annualized dividend yield of 12.9%.

Common Stock Offerings

On March 30, 2012, the Company completed a secondary public offering of 20,125,000 shares of common stock, including 2,625,000 shares pursuant to the underwriters’ overallotment option, at a price to the Company of $26.81 per share, for net proceeds of $539.4 million after the payments of underwriting discounts and expenses. This offering was completed at a premium to both book value and paid-in-capital per share. The Company estimates that paid-in-capital per share increased $0.44, or 1.8%, as a result of this offering.

The Company also issued common shares under its at-the-market equity programs. During the quarter ended March 31, 2012, the Company issued 824,000 shares of common stock in at-the-market transactions, raising net proceeds to the Company, after sales commissions and fees, of $22.8 million.

Portfolio

The Company’s weighted average earning assets, consisting of Fannie Mae and Freddie Mac guaranteed mortgage securities (“agency securities”), was slightly lower at $17.3 billion for the quarter ended March 31, 2012, compared to $17.6 billion for the previous quarter. The portfolio’s weighted average coupon was 3.38% for the first quarter of 2012, compared to 3.42% for the fourth quarter of 2011, reflecting lower rates on new security purchases. The annualized yield on average assets was 2.61% for the first quarter of 2012, compared to 2.60% for the fourth quarter of 2011.

At March 31, 2012, the Company’s portfolio of agency securities consisted of 97.9% of adjustable-rate mortgage-backed securities (“MBS”) and 2.1% of 15-year fixed-rate MBS. At March 31, 2012, the Company owned $17.9 billion of adjustable-rate MBS with a weighted average coupon of 3.37% and a weighted average cost basis of $102.49, and $0.4 billion of 15-year fixed-rate securities with a weighted average coupon of 3.00%, and a weighted average cost basis of $103.37. The Company’s adjustable-rate MBS portfolio at March 31, 2012 is summarized below.

				Weighted Avg.
(dollars in thousands)	% of ARM	Current	Weighted Avg.	Amortized		Weighted Avg.
Months to Reset	Portfolio(1)	Face value	Coupon	Purchase Price	Amortized Cost	Market Price	Market Value
0-12	5.6%	$938,534	4.58%	$101.33	$951,002	$106.56	$1,000,148
13-24	2.2%	364,941	4.94%	101.26	369,525	106.84	389,900
25-36	9.2%	1,571,216	3.98%	102.29	1,607,225	105.57	1,658,802
37-48	23.6%	4,053,556	3.36%	102.39	4,150,328	104.60	4,240,108
49-60	20.6%	3,550,252	2.90%	102.56	3,641,197	104.17	3,698,276
61-72	18.2%	3,099,497	3.34%	102.57	3,179,242	105.11	3,257,845
73-84	18.0%	3,078,180	3.13%	102.90	3,167,433	104.72	3,223,361
85-96	0.3%	43,778	2.90%	103.00	45,090	103.89	45,479
97-108	0.8%	130,265	3.93%	103.59	134,946	105.48	137,407
109-120	0.0%	-	-	-	-	-	-
121-132	1.5%	275,694	3.07%	103.92	286,503	103.96	286,615
Total MBS	100.0%	$17,105,913	3.37%	$102.49	$17,532,491	$104.86	$17,937,941

	(1) % of ARM portfolio based on fair market value.

During the first quarter of 2012, the expense of amortizing the premium on the Company’s securities was $29.5 million, compared to $32.6 million during the fourth quarter of 2011. The weighted average principal repayment rate (scheduled and unscheduled principal payments as a percentage of the weighted average portfolio, on an annual basis) during the first quarter of 2012 was 25.7%, compared to 27.4% during the fourth quarter of 2011. The Company’s weighted average one month constant prepayment rate (“CPR”) for the quarter ended March 31, 2012 was 19.6 annualized, as compared to 20.8 for the quarter ended December 31, 2011. CPR measures unscheduled repayment rate as a percentage of principle on an annualized basis.

Portfolio Financing and Leverage

At March 31, 2012, the Company financed its portfolio with approximately $16.6 billion of borrowings under repurchase agreements bearing fixed interest rates until maturity. The Company’s repo debt-to-shareholders’ equity ratio at March 31, 2012, was 6.2 to 1, down from 7.8 to 1 at December 31, 2011 primarily due to the common stock offering in March 2012. At March 31, 2012, the Company’s repurchase agreements had a weighted average remaining term of approximately 24 days. The Company also uses interest rate swap agreements to synthetically extend the fixed interest period of these liabilities and hedge against the interest rate risk associated with financing the Company’s portfolio. As of March 31, 2012, the Company had entered into interest rate swaps with a notional amount of $7.9 billion. The swap agreements, which are indexed to 30-day LIBOR, have an average remaining term of 33 months at an average fixed rate of 1.72%.

Book Value

The Company’s book value (shareholders’ equity) per share on March 31, 2012 was $27.30, up $0.22, or 0.81%, from the per share book value of $27.08 on December 31, 2011. The increase in book value during the quarter represents changes in the value of the MBS and interest rate swaps, and accretion from the Company’s capital raises. On a per share basis, the book value at March 31, 2011 consisted of $25.23 of common equity, $0.01 of retained earnings, $4.29 of unrealized gains on agency securities, and ($2.23) of unrealized losses on interest rate swaps.

Conference Call

The Company will host a conference call at 10:00 a.m. EDT on Wednesday April 25, 2012, to discuss financial results for the first quarter ended March 31, 2012. To participate in the event by telephone, please dial (877) 317-6789 five to 10 minutes prior to the start time (to allow time for registration) and ask to join the “Hatteras Financial” conference call. International callers should dial (412) 317-6789. Canada callers should dial (866) 605-3852. A digital replay of the call will be available on Wednesday, April 25, 2012 at approximately 12:00 noon ET through Thursday, May 3, 2012 at 9:00 a.m. ET. Dial (877) 344-7529 and enter the conference ID number 10013165. International callers should dial (412) 317-0088 and enter the same conference ID number. The conference call will also be webcast live over the Internet and can be accessed at Hatteras' web site at www.hatfin.com. To monitor the live webcast, please visit the web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An audio replay of the event will be archived on Hatteras' web site.

About Hatteras Financial Corp.

Hatteras Financial is a real estate investment trust formed in 2007 to invest in single-family residential mortgage pass-through securities guaranteed or issued by U.S. Government agencies or U.S. Government-sponsored entities, such as Fannie Mae, Freddie Mac or Ginnie Mae. Based in Winston-Salem, N.C., Hatteras is managed and advised by Atlantic Capital Advisors LLC. Hatteras is a component of the Russell 2000® and the Russell 3000® indices.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believe,"”will,” "expect," "intend," "anticipate," "estimate,"”should,” "project" or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Forward-looking statements in this press release include statements about the current economic and investing environment, book value, the Company’s agency securities portfolio and the Company’s long-term return profile. Factors that may cause actual results to differ materially from current expectations include the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Hatteras Financial Corp.
Balance Sheets

(In thousands, except per share amounts)	(Unaudited)
	March 31,2012	December 31, 2011
Assets
Mortgage-backed securities, at fair value
(including pledged assets of $17,377,453 and $17,012,472 at March 31, 2012	$18,323,972	$17,741,873
and December 31, 2011, respectively)
Cash and cash equivalents	715,745	347,045
Restricted cash	249,187	237,014
Unsettled purchased mortgage-backed securities, at fair value	1,815,658	49,630
Accrued interest receivable	63,265	63,025
Principal payments receivable	120,166	105,333
Debt security, held to maturity, at cost	15,000	15,000
Interest rate hedge asset	12	-
Other assets	30,283	27,799
Total assets	$21,333,288	$18,586,719

Liabilities and shareholders’ equity
Repurchase agreements	$16,556,630	$16,162,375
Payable for unsettled securities	1,812,203	48,999
Accrued interest payable	3,387	4,596
Interest rate hedge liability	219,959	219,167
Dividend payable	69,889	69,141
Accounts payable and other liabilities	1,920	2,253
Total liabilities	18,663,988	16,506,531

Shareholders’ equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized, none
outstanding at March 31, 2012 and December 31, 2011	–	–
Common stock, $.001 par value, 200,000,000 shares authorized,
97,779,404 and 76,823,220 shares issued and outstanding at
March 31, 2012 and December 31, 2011, respectively	98	77
Additional paid-in capital	2,467,339	1,904,748
Retained earnings (accumulated deficit)	1,456	2,041
Accumulated other comprehensive income	200,407	173,322
Total shareholders’ equity	2,669,300	2,080,188
Total liabilities and shareholders’ equity	$21,333,288	$18,586,719

See accompanying notes.

Hatteras Financial Corp.
Statements of Income

(In thousands, except per share amounts)	Three months	Three months
	Ended	Ended
	March 31, 2012	March 31, 2011

Interest income:
Interest income on mortgage-backed securities	$112,759	$86,935
Interest income on short-term cash investments	333	340
Total interest income	113,092	87,275

Interest expense	41,109	26,194

Net interest income	71,983	61,081

Operating expenses:
Management fee	3,842	3,092
Share based compensation	429	207
General and administrative	913	559
Total operating expenses	5,184	3,858

Other income:
Net gain on sale of mortgage-backed securities	2,505	-
Total other income	2,505	-

Net income	$69,304	$57,223

Earnings per share - common stock, basic	$0.89	$0.96

Earnings per share - common stock, diluted	$0.89	$0.96

Dividends declared per share	$0.90	$1.00

Weighted average shares outstanding	77,610,117	59,442,488

See accompanying notes.

Hatteras Financial Corp
Statements of Comprehensive Income

(In thousands, except per share amounts)

	For the three	For the three
	months ended	months ended
	March 31, 2012	March 31, 2011
Net income	$69,304	$57,223

Other comprehensive income (loss):

Net unrealized gains (losses) on securities available for sale	24,830	(38,751)
Net unrealized gains on interest rate hedges	2,255	41,733
Other comprehensive income (loss)	27,085	2,982

Comprehensive income	$96,389	$60,205

Key Statistics (Amounts are unaudited and subject to change)
(in thousands, except per share amounts)
			Three months ended (unaudited)

	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011

Statement of Income Data
Interest income	$113,092	$114,821	$110,505	$113,519	$87,275
Interest Expense	(41,109)	(42,299)	(40,259)	(35,910)	(26,194)
Net Interest Income	71,983	72,522	70,246	77,609	61,081

Gain on sale of mortgage-backed securities	2,505	2,841	13,330	4,405	–

Operating Expenses	(5,184)	(4,738)	(4,594)	(4,471)	(3,858)

Net Income	$69,304	$70,625	$78,982	$77,543	$57,223

Earnings per share - common stock, basic	$0.89	$0.92	$1.04	$1.04	$0.96

Earnings per share - common stock, diluted	$0.89	$0.92	$1.04	$1.04	$0.96

Weighted average shares outstanding	77,610	76,606	75,743	74,807	59,442

Distributions per common share	$0.90	$0.90	$1.00	$1.00	$1.00

Key Portfolio Statistics
Average MBS	$17,259,040	$17,608,752	$16,192,903	$14,956,852	$10,883,248
Average Repurchase Agreements	$15,981,764	$16,280,835	$14,884,196	$13,540,291	$9,983,197
Average Equity	$2,113,079	$2,040,843	$2,035,296	$2,016,013	$1,497,223
Average Portfolio Yield	2.61%	2.60%	2.72%	3.03%	3.20%
Average Cost of Funds	1.03%	1.04%	1.08%	1.06%	1.05%
Interest Rate Spread	1.58%	1.56%	1.64%	1.97%	2.15%
Return on Average Equity	13.12%	13.84%	15.52%	15.39%	15.29%
Average Annual Portfolio Repayment Rate	25.67%	27.39%	28.55%	18.54%	22.44%
Debt to Equity (at period end)	6.2:1	7.8:1	7.9:1	7.4:1	6.1:1
Debt to Additional Paid in Capital at period end)	6.7:1	8.5:1	8.4:1	8.0:1	6.4:1

Note: The average data presented above are computed from the Company’s books and records, using daily weighted values. All percentages are annualized.

Total Mortgage-backed Securities Portfolio as of March 31, 2012 (Amounts are unaudited and subject to change)

	MBS	Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
	Cost	Loss	Gain	Fair Value	% of Total
Agency MBS
Fannie Mae Certificates
ARMS	$12,005,724	$(586)	$294,916	$12,300,054	67.1%
Fixed Rate	232,678	(143)	950	233,485	1.3%
Total Freddie Mae	12,238,402	(729)	295,866	12,533,539

Freddie Mac Certificates
ARMS	5,526,771	(383)	111,500	5,637,888	30.8%
Fixed Rate	151,979	-	566	152,545	0.8%
Total Fannie Mae	5,678,750	(383)	112,066	5,790,433

Total Agency MBS	$17,917,152	$(1,112)	$407,932	$18,323,972

ARM Mortgage-backed Securities Portfolio as of March 31, 2012 (Amounts are unaudited and subject to change)

(dollars in thousands)	% of ARM	Current	Weighted Avg.	Weighted Avg.
Months to Reset	Portfolio	Face value	Coupon	Market Price	Market Value
0-12	5.6%	$938,534	4.58%	$106.56	$1,000,148
13-24	2.2%	364,941	4.94%	106.84	389,900
25-36	9.2%	1,571,216	3.98%	105.57	1,658,802
37-48	23.6%	4,053,556	3.36%	104.60	4,240,108
49-60	20.6%	3,550,252	2.90%	104.17	3,698,276
61-72	18.2%	3,099,497	3.34%	105.11	3,257,845
73-84	18.0%	3,078,180	3.13%	104.72	3,223,361
85-96	0.3%	43,778	2.90%	103.89	45,479
97-108	0.8%	130,265	3.93%	105.48	137,407
109-120	0.0%	-	-	-	-
121-132	1.5%	275,694	3.07%	103.96	286,615
Total MBS	100.0%	$17,105,913	3.37%	$104.86	$17,937,941

Repo Borrowings March 31, 2012 (Amounts are unaudited and subject to change)

		Weighted Average
	Balance	Contractual Rate
Within 30 days	$13,523,866	0.35%
30 days to 3 months	3,032,764	0.35%
3 months to 36 months	-	-
	$16,556,630	0.35%

Hatteras Swap Portfolio as of March 31, 2012 (Amounts are unaudited and subject to change)

		Remaining	Weighted Average
	Notional	Term	Fixed Interest
Maturity	Amount	in Months	Rate in Contract

12 months or less	$600,000	8	1.86%
Over 12 months to 24 months	1,000,000	19	1.80%
Over 24 months to 36 months	3,000,000	32	1.84%
Over 36 months to 48 months	2,900,000	41	1.63%
Over 48 months to 60 months	400,000	52	1.00%

Total	$7,900,000	33	1.72%

CONTACT:
Hatteras Financial Corp.
Kenneth A. Steele, 336-760-9331
Chief Financial Officer
or
CCG Investor Relations
Mark Collinson, 310-954-1343
Partner
www.ccgir.com